                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to !240.14a-11(c) or !240.14a-12

                            METRO ONE TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                 [LOGO]

May 26, 1999

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Record of Metro One Telecommunications, Inc., which will be held on Tuesday, June 29, 1999, at 3:30 pm, local time, at the Portland Conference Center, 300 N.E. Multnomah Street, Portland, Oregon 97232. The Directors of Metro One and I look forward to greeting as many of our shareholders as possible.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company's Annual Report for the year ended December 31, 1998 is also enclosed.

    Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

    On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in the affairs of the Company.

                                          Sincerely,

                                          /s/ TIMOTHY A. TIMMINS
                                          --------------------------------------
                                          Timothy A. Timmins
                                          President
                                          Chief Executive Officer

                       METRO ONE TELECOMMUNICATIONS, INC.

                                ----------------

                            NOTICE OF ANNUAL MEETING

                          TO BE HELD ON JUNE 29, 1999

                             ---------------------

To the Shareholders of Metro One Telecommunications, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of METRO ONE TELECOMMUNICATIONS, INC. (the "Company") will be held on June 29, 1999 at 3:30 p.m. local time, at the Portland Conference Center, 300 N.E. Multnomah Street, Portland, Oregon for the following purposes:

    1.  To elect four Directors, each for a one-year term;

    2.  To approve the Company's 1999 Employee Stock Purchase Plan;

    3.  To approve an amendment to the Company's 1994 Stock Incentive Plan;

    4. To approve the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1999; and

    5.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed May 14, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          STEBBINS B. CHANDOR, JR.

                                          SECRETARY

Beaverton, Oregon
May 26, 1999

                       METRO ONE TELECOMMUNICATIONS, INC.

                            8405 S.W. NIMBUS AVENUE
                            BEAVERTON, OREGON 97008

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 29, 1999

                             ---------------------

GENERAL

    This Proxy Statement is furnished to shareholders of METRO ONE TELECOMMUNICATIONS, INC. (the "Company") in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company's outstanding shares of Common Stock, no par value (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on June 29, 1999 at 3:30 p.m. local time, and at any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, shareholders will be asked to (i) elect four members of the Board of Directors, (ii) adopt the Company's 1999 Employee Stock Purchase Plan; (iii) approve an amendment to the Company's 1994 Stock Incentive Plan;
(iv) approve the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1999; and (v) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company's shareholders on or about May 26, 1999.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed May 14, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 4,950 beneficial holders of the 11,392,249 shares of Common Stock then outstanding. The presence, in person or by proxy, of 51% of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE DIRECTORS NOMINATED IN THE PROXY, (II) FOR APPROVAL OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN, (III) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN AND (IV) FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Secretary, Metro

One Telecommunications, Inc., 8405 S.W. Nimbus Avenue, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL I)

BACKGROUND

    At the Annual Meeting, four directors are to be elected to serve until the date of the Company's Annual Meeting to be held in 2000 and until their successors are elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

INFORMATION AS TO THE BOARD'S NOMINEES

    The following table sets forth the names of the Board of Directors' nominees for election as directors. Also set forth is certain other information with respect to each such person's age at May 14, 1999, the periods during which he has served as a director of the Company, the expiration of his term as a director, positions currently held with the Company and his principal occupation or employment during the last five years.

                                               DIRECTOR     EXPIRATION
NAME                                 AGE         SINCE        OF TERM                   POSITION WITH THE COMPANY
-------------------------------      ---      -----------  -------------  -----------------------------------------------------
A. Jean de Grandpre............          77         1995          1999    Chairman of the Board of Directors
William D. Rutherford..........          60         1995          1999    Director
Timothy A. Timmins.............          42         1994          1999    President, Chief Executive Officer and Director
James M. Usdan.................          49         1997          1999    Director

    A. JEAN DE GRANDPRE is Chairman of the Board of Directors of the Company and has served as a director since 1995. Mr. de Grandpre is the founding Director and Chairman Emeritus of Bell Canada Enterprises, from which he retired in 1989. He has served on the Canadian Advisory Board of BJB International Management since 1993 and the Board of Thera Technologies since 1993. He is a former Director of Bell Canada, Northern Telecom Limited, Chrysler Corporation, Chrysler Canada Ltd., and the International Advisory Board of The Chemical Bank, New York. Mr. de Grandpre is a Life Member of the Canadian Bar Association, Emeritus Member of the Canadian Association of Canadian General Counsel, Member of the Bar of the Province of Quebec and former Chancellor of McGill University. Mr. de Grandpre is a lawyer, appointed Queen's Counsel and a Companion of the Order of Canada, the highest honour granted a private citizen. Mr. de Grandpre is the recipient of the Honourary Associate Award of the Conference Board of Canada and is an inductee into the Canadian Business Hall of Fame.

    WILLIAM D. RUTHERFORD has served as a director of the Company since 1995. He is the Principal of Rutherford Investment Management, an investment advisory service. During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust. From 1995 to 1996, Mr. Rutherford was a principal with Macadam Partners, a Portland-based investment firm. He was formerly the Treasurer of the State of Oregon, where he was responsible for the State's then $14 billion investment program and the state's then $7.5 billion in indebtedness and during which service he was elected Chairman of the Oregon Investment Council. He also served for seven years as a Member of the Oregon House of Representatives. From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company. From 1990 through 1993,

Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company. From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company. Mr. Rutherford formerly practiced law and served as the Chief Executive Officer of a regional investment firm. A U.S. Army veteran, Mr. Rutherford received a Bachelor of Science in History from the University of Oregon and an LL.B. from Harvard University Law School.

    TIMOTHY A. TIMMINS has served as President and Chief Executive Officer of the Company since 1995 and a director of the Company since 1994. He served as the Company's Executive Vice President and Chief Financial Officer from 1993 to 1995. From 1985 to 1993, Mr. Timmins served in various capacities with the Investment Banking Division of Kemper Securities, Inc. and predecessor firms, ultimately as Senior Vice President. Mr. Timmins is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Portland State University and a Masters degree in Business Administration from the University of Southern California.

    JAMES M. USDAN has served as a director of the Company since 1997. He is the Chief Executive Officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services. From 1990 to 1998, Mr. Usdan was the President, Chief Executive Officer and a director of RehabCare Group Inc. (NYSE: RHB), a provider of physical therapy, rehabilitation staffing and outsourcing services. Prior to joining RehabCare, Mr. Usdan founded and was President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990, and, from 1986 to 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises. Mr. Usdan serves on the Board of D & K Healthcare Services, Inc. (Nasdaq: DKWD) a pharmaceutical distribution company, and is an Advisory Board member of Mercantile Bank, the MedStat Group and Maryville College. Mr. Usdan holds a Bachelor of Arts degree from Harvard College.

    Pursuant to the Company's Third Restated Articles of Incorporation, at any time when the Board of Directors consists of six or more members, the Board of Directors is divided into three classes serving staggered three-year terms. Directors are otherwise elected to serve until the next annual meeting of shareholders. Executive officers are appointed by and serve at the discretion of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

    During 1998 the Company's Board of Directors held nine meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Board of Directors maintains a standing Compensation Committee that has consisted of Messrs. de Grandpre, Rutherford, Usdan and Mr. G. Raymond Doucet. The Compensation Committee, which met two times in 1998, reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. The Board of Directors has a standing Audit Committee consisting of Messrs. de Grandpre, Rutherford and Usdan. The Audit Committee, which met three times in 1998, reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and facilitates the preparation of the Board of Directors' response to any such letter, if deemed necessary. The Board of Directors acts as a nominating committee for selecting nominees for election as directors.

DIRECTORS' COMPENSATION AND OTHER ARRANGEMENTS

    Generally, directors who are not employees of the Company receive $500 plus expenses for each Board meeting attended locally or via telephone and $2,500 plus expenses for each meeting attended in person for which substantial travel is required. Beginning in July 1999, each non-employee director will also be compensated by an annual fee of $7,500. Additionally, after such date, non-employee directors will be compensated at the rate of $250 for each committee meeting attended. Messrs. de Grandpre and Doucet, in 1995, and Mr. Rutherford, in 1996, were granted non-qualified options to purchase 57,140 shares of Common Stock of the Company at a price of $8.05 per share. Such options vest over a four-year period, which vesting has accelerated due to the occurrence of certain events as outlined in the option agreements. Beginning in 1996, directors who are not employees of the Company are granted non-qualified options to purchase 10,000 shares of Common Stock at the time of recruitment ("Recruitment Grant") and 10,000 shares of Common Stock in October of each year ("Annual Grant"). The non-employee Chairman of the Board on July 31 of each year will also be granted a non-qualified option to purchase 14,285 shares of Common Stock (also, an "Annual Grant"). Annual Grants and Recruitment Grants are vested and exercisable at the time of the grant and have exercise prices equal to the market price on the date of grant. Mr. de Grandpre also receives $2,000 a month for his service as Chairman of the Board.

    In December 1994, the Company entered into a two-year consulting agreement with G. Raymond Doucet, who is a director of the Company. As part of the Agreement, which provides for a consulting fee of $5,000 per month, the Company granted Mr. Doucet an option to purchase up to 85,710 shares of its Common Stock at an exercise price of $2.31 per share. The Company entered into a new, two-year consulting agreement with Mr. Doucet in December 1996. In connection with the new agreement, in addition to receiving a consulting fee of $5,000 per month, Mr. Doucet was granted a non-qualified option to purchase 30,000 shares of Common Stock of the Company at a price of $13.38 per share. The option vests upon the occurrence of certain performance milestones relating to the Company entering into long-term EDA Service contracts with certain entities. As of May 14, 1999, the option had vested to the extent of 10,000 shares. The consulting agreement was renewed for an additional one-year term in November 1998.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS. If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the nominee has received the required shareholder vote.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information at May 14, 1999 with respect to the executive officers of the Company:

NAME                                            AGE                                 POSITION
------------------------------------------      ---      ---------------------------------------------------------------
Timothy A. Timmins........................          42   President, Chief Executive Officer and Director
Stebbins B. Chandor, Jr...................          39   Senior Vice President, Chief Financial Officer and Secretary
Gary E. Henry.............................          42   Senior Vice President - Operations
Karen L. Johnson..........................          49   Senior Vice President - Corporate Development
Hugh Knox.................................          59   Vice President - Sales and Marketing
R. Tod Hutchinson.........................          36   Vice President - Controller

    Information concerning the principal occupation of Mr. Timmins is set forth under "Information as to the Board's Nominees." Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

    STEBBINS B. CHANDOR, JR. joined the Company in 1995 and serves as Senior Vice President and Chief Financial Officer. He has served as Secretary of the Company since 1996. From 1985 to 1995, Mr. Chandor served in various corporate finance capacities with BA Securities, Inc., a wholly-owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms including Bank of America and Continental Bank N.A. Mr. Chandor holds a Bachelor of Science degree in Chemical Engineering from Tufts University and a Masters degree in Business Administration from the University of Southern California.

    GARY E. HENRY joined the Company in 1992 and serves as Senior Vice President -- Operations. From 1992 to 1999, he served the Company in a variety of positions, most recently as Senior Vice President -- Call Center Operations. Prior to 1992, he was Senior Vice President, Corporate Services Director for Imperial Corporation of America, Inc., a financial institution, with whom he was employed since 1985. Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

    KAREN L. JOHNSON joined the Company in 1993 and since 1998 has served as Senior Vice President -- Corporate Development. From 1993 to 1998, she served as Vice President -- Controller. From 1989 to 1993, she was Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc. Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College and she performed post-graduate work in accounting and business administration at Portland State University.

    HUGH KNOX joined the Company in 1998 and serves as Vice President -- Sales and Marketing. From 1989 to 1998, Mr. Knox worked as Vice President -- Sales and Marketing with ACS Wireless, a developer, manufacturer and distributor of telephone headset equipment to various telecommunications concerns, including the Regional Bell Operating Companies and major long distance telephone companies. Prior to joining ACS Wireless, Mr. Knox served in senior sales and marketing positions with Pacific Bell, Centex Telemanagement and PacTel Connection. Mr. Knox attended San Diego State University.

    R. TOD HUTCHINSON joined the Company in January 1998 and serves as Vice President -- Controller. From 1995 to 1998, he was the Chief Financial Officer for various start-up and early stage companies. From 1990 to 1995, he was the Controller and Chief Financial Officer for InterVen Partners, Inc., a regional venture capital firm. From 1987 to 1990, he was an associate with Price Waterhouse, LLP. Mr. Hutchinson is a certified public accountant and holds a Bachelors degree in Finance from the University of Texas at Austin and a Masters degree in Business Administration from the University of Oregon.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the Company believes that during fiscal 1998 its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal year ended December 31, 1998, certain summary information concerning compensation of the person serving as the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                        -------------
                                                            ANNUAL COMPENSATION          SECURITIES
                                                     ---------------------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR       SALARY      BONUS     OPTIONS/SARS   COMPENSATION
---------------------------------------------------  ---------  ----------  ----------  -------------  -------------

Timothy A. Timmins ................................       1998  $  150,026  $  150,000           --              --
  President, Chief Executive                              1997     150,026       3,000           --              --
  Officer and Director                                    1996     127,385          --           --              --

Patrick M. Cox(1) .................................       1998  $   70,451  $   62,877           --     $  72,123(2)
  Vice President, Technology                              1997     135,017       2,700           --              --
                                                          1996     116,154          --           --              --

Gary E. Henry .....................................       1998  $  138,220          --       30,000              --
  Senior Vice President,                                  1997      98,752          --       28,570              --
  Operations                                              1996      68,997          --       22,856              --

Stebbins B. Chandor, Jr. ..........................       1998  $  119,954          --       20,000              --
  Senior Vice President, Chief                            1997     110,417          --           --              --
  Financial Officer and Secretary                         1996      96,000          --           --              --

Karen L. Johnson ..................................       1998  $  100,154          --       20,000              --
  Senior Vice President, Corporate                        1997      88,044          --       45,712              --
  Development                                             1996      69,923          --       14,285              --

------------------------

(1) Mr. Cox resigned from the Company effective June 19, 1998.

(2) These amounts were paid to Mr. Cox in connection with an agreement that provides for payment of compensation through June 19, 1999.

OPTION GRANTS

    During the year ended December 31, 1998, the following Named Executive Officers were granted options to purchase Common Stock pursuant to the Company's 1994 Stock Incentive Plan (the "Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS                     POTENTIAL REALIZED
                                          --------------------------------------------------         VALUE AT
                                                       % OF TOTAL                              ASSUMED ANNUAL RATES
                                           NUMBER OF    OPTIONS/                                        OF
                                          SECURITIES      SARS                                     STOCK PRICE
                                          UNDERLYING   GRANTED TO                                  APPRECIATION
                                           OPTIONS/     EMPLOYEES   EXERCISE OR                  FOR OPTION TERM
                                             SARS       IN FISCAL   BASE PRICE   EXPIRATION   ----------------------
NAME                                        GRANTED       YEAR        ($/SH)        DATE          5%         10%
----------------------------------------  -----------  -----------  -----------  -----------  ----------  ----------
Gary E. Henry...........................      30,000         7.38%   $   11.44      12/9/08   $  215,837  $  546,972
Stebbins B. Chandor, Jr.................      20,000         4.92%   $   11.44      12/9/08   $  143,891  $  364,648
Karen L. Johnson........................      20,000         4.92%   $   11.44      12/9/08   $  143,891  $  364,648

YEAR-END OPTION TABLE

    The following table provides information regarding exercises of options during 1998 and unexercised options held, as of December 31, 1998, by the Named Executive Officers.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                          VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES              IN-
                                         SHARES                 UNDERLYING UNEXERCISED    THE-MONEY OPTIONS AT
                                       ACQUIRED ON    VALUE       OPTIONS AT YEAR-END           YEAR-END
NAME                                    EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-------------------------------------  -----------  ----------  -----------------------  -----------------------
Timothy A. Timmins...................          --           --         399,981/0              $2,079,901/$0
Patrick M. Cox(1)....................      25,000   $  120,625         174,991/0               $909,953/$0
Gary E. Henry........................          --           --         41,427/62,855     $     152,780/$156,078
Stebbins B. Chandor, Jr..............          --           --         58,033/33,393     $     301,772/$105,844
Karen L. Johnson.....................          --           --         31,631/62,651     $     122,751/$204,863

------------------------

(1) Mr. Cox resigned from the Company effective June 19, 1998.

COMPENSATION COMMITTEE REPORT

    Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

    COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of the Company's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers of the Company. With regard to compensation actions affecting Mr. Timmins, all of the members of the Board of Directors except for Mr. Timmins act as the approving body.

    The executive compensation program of the Company has been designed to:

    - Support a pay for performance policy that is tied to corporate and individual performance;

    - Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

    - Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

    - Align the interest of executives with the long-term interest of shareholders through award opportunities that can result in ownership of Common Stock.

Currently, the executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company.

    BASE SALARIES. The base salaries of the Company's executive officers for 1998 were established effective December 1998. In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

    STOCK PLANS. The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1994 Stock Incentive Plan (the "1994 Plan"), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 1994 Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases. In granting options under the 1994 Plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position in the Company and past grants.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In 1995, the Company entered into an employment contract with Mr. Timmins that allows for a base annual compensation and increases based upon achievement of certain corporate goals and upon a formula tied to the profitability of the Company and for employment for a five-year period ending in 2000. The agreement provides for an adjusted base salary for Mr. Timmins of $150,000. The employment agreement provides for annual bonuses up to 100 percent of adjusted base salary for annual earnings per share growth from 8 percent to 30 percent. In developing its recommendations regarding Mr. Timmins' compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in the Company's local geographic area and the Company's improved performance in revenue and net income as compared to the prior year. Mr. Timmins earned bonus payments for 1998 of $150,000.

    The employment agreement also provides for payment to Mr. Timmins of one additional year of adjusted base salary and a pro rata portion of annual bonuses in the event of termination of employment upon death or for reasons other than cause, six months additional adjusted base salary and a pro rata portion of annual bonuses due to disability, or six months additional adjusted base salary and no bonuses if for cause. Under the employment agreement, Mr. Timmins has been granted certain indemnification rights. In addition, the employment agreement prevents Mr. Timmins from competing with the Company or soliciting the employment of other individuals employed by the Company during Mr. Timmins' employment and for a period of one year thereafter. Under the employment agreement, Mr. Timmins may not disclose the Company's confidential information to outsiders during employment and for a period of two years thereafter.

                                          COMPENSATION COMMITTEE

                                          A. Jean de Grandpre

                                          G. Raymond Doucet

                                          William D Rutherford

                                          James M. Usdan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    During the fiscal year ended December 31, 1998, the members of the Compensation Committee were Messrs. de Grandpre, Doucet, Rutherford, and Usdan. There were no employee directors on the Compensation Committee and no Interlocks.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareowner return on the Company's Common Stock for the period beginning August 23, 1996, the date the Company's Common Stock began trading on the Nasdaq National Market, and ending December 31, 1998, as compared with the cumulative total return of the Russell 2000 Index and a Peer Group Index. The Peer Group consists of: Billing Concepts Corp., Boston Communications Group, International Telecommunication Data Systems, Inc., Lightbridge, Inc., Premiere Technologies, Inc., Saville Systems PLC, SCC Communications Corp. and West Teleservices Corp. The total shareowner return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 on August 23, 1996 in each of the company's common stock, the Russell 2000 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              MTON      RUSSELL    PEER GROUP
23-Aug-96         100        100           100
31-Dec-96        76.8      109.3         110.6
31-Dec-97        81.7      131.7         138.2
31-Dec-98       129.3      127.2         102.9

                              CERTAIN TRANSACTIONS

    During 1994, A. Jean de Grandpre, the Chairman of the Board of Directors, and G. Raymond Doucet, a director, purchased 8% Convertible Secured Notes ("8% Notes") of the Company in the principal amounts of $150,000 and $275,000, respectively, through investment companies controlled by them, as part of a convertible secured note financing of the Company (the "Secured Note Financing"). The 8% Notes beneficially held by Messrs. de Grandpre and Doucet were converted into 64,932 and 119,042 shares of the Common Stock of the Company, respectively, during the fourth quarter of 1995.

    In 1996, the lenders in the Secured Note Financing, including Mr. de Grandpre and Mr. Doucet (the "Lenders"), and the Company entered into a Shareholder Rights Agreement (the "Agreement"), pursuant to which the Company granted to the Lenders certain registration rights with respect to shares of Common Stock of the Company held by the Lenders and a right of first refusal with respect to future sales of Common Stock, preferred stock or other securities issued by the Company. Mr. Doucet exercised this right of first refusal and purchased 16,712 shares in the August 1996 initial public offering of the Company's Common Stock at the initial public offering price of $8.50. The Agreement provides for the termination of this right of first refusal upon the consummation of an underwritten public offering of the Common Stock of the Company in which the Company receives cash proceeds of not less than $10 million based on a per share price of at least $10.50.

    The Company entered into a two-year consulting agreement with Mr. Doucet in 1994 and granted him a five-year option to purchase up to 85,710 shares of its Common Stock at an exercise price of $2.31 per share. The Company entered into a new, two-year consulting agreement with Mr. Doucet in 1996 and in connection with that agreement, the Company granted Mr. Doucet an additional option to purchase up to 30,000 shares of its Common Stock at an exercise price of $13.38. See "Directors' Compensation and Other Arrangements."

    The Company believes that the foregoing transactions were fair to the Company and in its best interests. As a matter of policy, all future transactions between the Company and any of its officers, directors or principal stockholders or their affiliates will continue to be approved by a majority of the Board of Directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and will continue to be for bona fide business purposes of the Company.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 14, 1999 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes the that persons listed below have sole investment and voting power with respect to the shares of Common Stock owned by them.

                                                                                           SHARES BENEFICIALLY OWNED
                                                                                           -------------------------
NAMED EXECUTIVE OFFICERS, DIRECTORS AND 5% SHAREHOLDERS(1)                                 NUMBER(2)    PERCENT(2)
-----------------------------------------------------------------------------------------  ----------  -------------
A. Jean de Grandpre......................................................................     194,928          1.7
G. Raymond Doucet........................................................................     290,496          2.5
William D. Rutherford....................................................................     118,759          1.0
Timothy A. Timmins.......................................................................     408,910          3.5
James M. Usdan...........................................................................      30,300            *
Gary E. Henry............................................................................      52,605            *
Stebbins B. Chandor, Jr..................................................................      73,861            *
Karen L. Johnson.........................................................................      41,418            *

All directors and officers as a group (10 persons).......................................   1,223,776         10.6

------------------------

*   Less than one percent

(1) The address of each beneficial owner identified is 8405 SW Nimbus Avenue, Beaverton, Oregon 97008.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from May 14, 1999 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 14, 1999 is as follows: A. Jean de Grandpre--129,996 shares;
    G. Raymond Doucet--97,140 shares; William D. Rutherford-- 87,140 shares; Timothy A. Timmins--399,981 shares; James M. Usdan--30,000 shares; Gary E. Henry--51,605 shares; Stebbins B. Chandor, Jr.--69,461 shares; Karen L. Johnson--41,018 shares; and all directors and officers as a group--918,840 shares.

                 ADOPTION OF 1999 EMPLOYEE STOCK PURCHASE PLAN
                                 (PROPOSAL II)

GENERAL

    On December 9, 1998, the Board of Directors adopted, subject to stockholder approval, the Metro One Telecommunications, Inc. 1999 Employee Stock Purchase Plan (the "ESPP") and has reserved 150,000 shares of the Company's Common Stock for issuance under the ESSP. The purpose of the ESPP is to attract and retain qualified employees essential to the success of the Company, and to provide such persons with an incentive to perform in the best interests of the Company. The following is a summary of the basic terms and provisions of the ESPP, a complete copy of which is attached to this Proxy Statement as Appendix A.

SUMMARY OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring stockholder approval.

    All regular employees of the Company and its subsidiaries, including the Company's officers, are eligible to participate in the ESPP if they: (i) are employed in a position with regular hours of 20 or more hours a week and (ii) are employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on May 1 and November 1 each year (the "Enrollment Dates"). During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of the fair market value of the Common Stock (i) on the beginning date of the offering period or
(ii) the end of the Offering Period. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

    Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason the payroll deductions credited to the participant's account will be returned to the participant. Any remaining balances will be returned to the participant, or his or her beneficiary. As of May 14, 1999, approximately 1,733 employees of the Company were eligible to participate in the ESPP.

    The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

    If the participant disposes of shares purchased pursuant to the ESPP more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

    If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date or within one year after the purchase date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

    The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THIS PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ESPP.

                     AMENDMENT OF 1994 STOCK INCENTIVE PLAN
                                 (PROPOSAL III)

GENERAL

    The shareholders are being asked to approve an amendment to the Company's 1994 Stock Incentive Plan ("Plan") that will increase the number of shares of Common Stock available for issuance under the Plan by 400,000 shares to 2,300,000 shares of Common Stock. The Plan was approved by the Board of Directors on November 30, 1994 and by the Shareholders at a Special Meeting of the Shareholders on November 29, 1995. On February 25, 1999, the Board unanimously adopted an amendment, subject to shareholder approval, increasing the number of shares of Common Stock available for issuance under the Plan.

    As of May 14, 1999, there were 5,688 shares available for future issuance under the Plan (exclusive of the increase in shares subject to shareholder approval at this Annual Meeting). The Board of Directors believes that increasing the number of shares available for issuance under the Plan will provide the Company with equity award opportunities to attract, retain and motivate the best available personnel for the successful conduct of its business. The Company believes that the number of remaining shares available for issuance under the Plan will be insufficient to accomplish these purposes. The Company anticipates that this increase in shares reserved under the Plan should meet the Company's retention and motivation goals through and beyond the coming year.

    The principal terms and provisions of the Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Plan. A copy of the Plan, as amended, will be furnished by the Company to any shareholder upon written request to the Corporate Secretary at the Company's corporate offices.

SUMMARY OF THE 1994 STOCK INCENTIVE PLAN

    The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional incentive to the Company's employees and consultants and to promote the success of the Company's business. The Plan may be administered by the Company's Board, or by a Committee (the "Committee") the members of which are appointed by the Board. The Plan is currently administered by the Compensation Committee of the Board. In accordance with the terms of the Plan, the Board, or the Committee, may grant options: (i) intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees; or (ii) not intended to qualify as ISOs under Section 422 of the Code ("NSOs") to employees or consultants. Direct stock grants or sales may also be made under the Plan.

    SECURITIES OFFERED. The stock options that may be granted under the Plan may be exercised to purchase shares of the Company's common stock, no par value (the "Common Stock"), 1,900,000 shares of which have been reserved for issuance upon the exercise of options granted, or sales made, pursuant to the provisions of the Plan.

    ELIGIBILITY. Employees, defined as any person, including officers and directors, employed by the Company or any parent or subsidiary of the Company, are eligible to be granted options under the Plan. Consultants, defined as any person who is engaged by the Company or any subsidiary to render consulting services, and who is compensated for such services, are also eligible to be granted options under the Plan. If an employee is granted an ISO which, when aggregated with all other ISOs granted to such employee by the Company, or by any parent or subsidiary of the Company, would result in shares of the Common Stock having an aggregate fair market value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) becoming available for purchase upon the exercise of one (1) or more ISOs during any calendar year, then such excess ISOs shall be treated as NSOs.

    OPTION TERMS. The term of each ISO shall be ten (10) years from the date of grant or such shorter term as may be stated in the agreement granting such ISO; provided, however, that the term of an ISO granted to an employee who, at the time of such grant, owns shares representing more than ten percent (10%) of the voting power of all classes of the Company's, any parent's or subsidiary's stock, shall be five (5) years from the data of grant or such shorter term as may be stated in the agreement granting such ISO. The term of each NSO shall be ten (10) years and one (1) day from the date of grant or such other term as may be stated in the agreement granting such NSO; provided, however, that the term of a NSO granted to an employee who, at the time of such grant, owns shares representing more than ten percent (10%) of the voting power of all classes of the Company's, any parent's or subsidiary's stock, shall be five (5) years and one (1) day or such shorter term as may be stated in the agreement granting such NSO.

    An option granted pursuant to the provisions of the Plan may be exercised at such times and under such conditions as the Board determines. If an employee to whom an ISO or NSO has been granted ceases to be an employee of the Company other than by reason of his death or disability, such person may exercise his ISO or NSO only during such period as the Board specified at the time the ISO or NSO was granted, which period of time may in no event exceed 90 days from the date of termination, and only to the extent that he could have exercised it on the date of his termination. An option may not be sold, transferred or otherwise disposed of in any manner other than by the laws of descent and distribution. During the lifetime of the person to whom an option was granted (the "Optionee"), such option generally may be exercised only by the Optionee. If an Optionee ceases to be an employee or a consultant to the Company by reason of his disability, then the Optionee may exercise his option at any time during the 2 month period following the date of his termination (to the extent that he could have exercised it on the date of his termination). In the event of the death of an Optionee, such option generally may be exercised (to the extent such option was exercisable on the date of death) during the 12-month period following the date of death by a the Optionee's estate or by a person who acquired such option by bequest or inheritance.

    The Board shall determine the exercise price of ISOs granted under the Plan, but such price may not in any case be less than one hundred percent (100%) of the fair market value per share of the Common Stock on the date the option is granted. The Board shall determine the exercise price of NSOs granted under the Plan, but such price may not in any case be less than eighty-five percent (85%) of the fair market value per share of the Common Stock on the date the option is granted. The Board shall determine, in its discretion, the fair market value per share of the Common Stock; provided, however, that if there is a public market for the Common Stock, such fair market value shall be the closing price of a share of the Common Stock on the last market trading day prior to the date of grant of an option or the date of authorization of a sale. The Board shall determine the consideration to be paid upon the exercise of an option or pursuant to a sale, including the method of payment, which may consist of cash, check, transfer to the Company of previously owned shares of the Common Stock having a fair market value equal to the option exercise price, delivery of instructions to the Company to withhold shares of the Common Stock that would otherwise be issued upon the exercise of the option having a fair market value equal to the option exercise price, or any combination of the foregoing methods of payment.

    AMENDMENT OF THE PLAN. The Board may amend or terminate the Plan at any time; provided, however, that no amendment regarding amount, price or timing of the option grants may be made more frequently than once every six (6) months other than to comply with changes in the requirements of the Code or the Securities Exchange Act of 1934. No amendment or termination shall affect any options outstanding at that time. Any amendment that would increase the number of shares that may be issued under the Plan (other than with respect to changes in the capitalization of the Company), modify the requirements as to eligibility for participation in the Plan, or materially increase the benefits accruing to participants in the Plan, must be approved by the Company's shareholders.

    RESALE RESTRICTIONS. Shares of Common Stock purchased under the Plan (whether by the exercise of an option or by direct sale) by the Company's officers and directors, or a beneficial owner of ten percent

(10%) or more of any class of the Company's equity securities (collectively, "Affiliates") will be eligible for resale in accordance with Rule 144 under the Securities Act of 1933. In addition, the Company's Affiliates must hold any shares issuable upon the exercise of an option, or a direct grant or sale, for at least six (6) months from the date the option is granted, or from the date the shares are granted or sold, respectively.

    FEDERAL INCOME TAX CONSEQUENCES. Under federal income tax law currently in effect, the Optionee of an ISO will recognize no income upon the grant or exercise of the ISO. However, the Optionee will have a preference item for alternative minimum tax purposes upon exercise of the ISO in the amount by which the fair market value of the shares subject to the ISO at the time of exercise exceeds the exercise price. If an Optionee exercises an ISO and does not dispose of any of the shares acquired thereby within two (2) years following the date of the ISOs grant and within one (1) year following the date of exercise, then any gain realized upon subsequent disposition of such shares will be taxable as capital gain. If an Optionee disposes of shares acquired upon exercise of an ISO before the expiration of either the one (1) year holding period or the two (2) year waiting period, any amount realized will be taxable as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date, or the fair market value of the shares on the date of disposition, exceeds the exercise price.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of an ISO. In the event of a disqualifying disposition by an Optionee, the Company will be entitled to a business expense deduction in the tax year in which the disposition occurred to the extent the Optionee recognized ordinary income.

    Under federal income tax law currently in effect, the Optionee of a NSO will recognize no income upon the grant of the NSO. At the time the NSO is exercised, the Optionee will recognize ordinary income in the amount by which the fair market value of the shares subject to the NSO at the time of exercise exceeds the exercise price, and the Company will be entitled to a business expense deduction for the same amount (conditioned upon proper withholding). Upon the Optionee's disposition of shares acquired pursuant to exercise of an NSO, the excess of the amount realized from such disposition over the fair market value of the shares on the exercise date will be taxable as short- or long-term capital gain depending on how long the shares have been held.

    PROPOSED AMENDMENT.  If the proposal is adopted, the first paragraph of
Section 3 of the 1994 Stock Incentive Plan will be amended and read as follows:

    3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 2,300,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

BOARD RECOMMENDATION

    The purpose of the Plan is to provide a means whereby key employees, officers, non-employee directors, consultants, and advisors of the Company may be given the opportunity to purchase shares of the Company's Common Stock pursuant to options granted under the Plan. The Board of Directors believes that option grants play an important role in the Company's efforts to attract, employ, and retain employees, directors and consultants of outstanding ability, and accordingly THE BOARD RECOMMENDS THE SHAREHOLDERS VOTE FOR THE AMENDMENT. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted as votes cast and have no effect on the results of the vote on this proposal.

                       SELECTION OF INDEPENDENT AUDITORS
                                 (PROPOSAL IV)

    The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the current year ending December 31, 1999. For the years ended December 31, 1998, 1997 and 1996, Deloitte & Touche served as the Company's independent auditors. It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

BOARD RECOMMENDATION

    Although the selection of auditors is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to approve the selection and recommends that the shareholders vote FOR approval. If a majority of the shares of Common Stock represented at the Annual Meeting does not vote to approve the selection, the Board will reconsider the selection.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of shareholders must be received by the Company not later than December 15, 1999, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or form of proxy for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1998 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 8405 S.W. Nimbus Avenue, Beaverton, Oregon 97008 or visiting the Company's web site at www.metro1.com.

                                   APPENDIX A

                          METRO ONE TELECOMMUNICATIONS
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    The following provisions constitute the Metro One Telecommunications 1999 Employee Stock Purchase Plan.

1.  PURPOSE.

    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS.

    2.1 "ACCOUNT" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in the cash contributions to his or her account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

    2.2  "BOARD" shall mean the Board of Directors of the Company.

    2.3  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    2.4  "COMMITTEE" shall mean the Compensation Committee of the Board.

    2.5  "COMMON STOCK" shall mean the Common Stock of the Company.

    2.6 "COMPANY" shall mean Metro One Telecommunications, an Oregon corporation.

    2.7 "COMPENSATION" shall mean all base straight time gross earnings plus payments for overtime, shift premiums and sales commissions, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

    2.8 "DESIGNATED SUBSIDIARY" shall mean each Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

    2.9 "EMPLOYEE" shall mean an individual who renders services to the Company or to a Designated Subsidiary pursuant to a regular-status employment relationship with such employer. A person rendering services to the Company or to a Designated Subsidiary purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

    2.10  "ENROLLMENT DATE" shall mean the first day of each Offering Period.

    2.11  "FAIR MARKET VALUE"

        2.11.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

        2.11.2 If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

        2.11.3 In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

    2.12 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System or such other quotation system that supersedes it.

    2.13 "OFFERING PERIOD" shall mean the period of approximately six (6) months, commencing on the first Trading Day on or after a date designated in advance by the Board and terminating on the last Trading Day in the period ending six months later, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to
Section 4 of this Plan.

    2.14 "PARTICIPANT" shall mean any Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and has completed a Payroll Deduction Authorization Form.

    2.15 "PAYROLL PARTICIPATION FORM" shall mean the form attached hereto as Exhibit A (or such other form as may be provided by the Company) on which a Participant shall elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

    2.16  "PLAN" shall mean this Employee Stock Purchase Plan.

    2.17  "PURCHASE DATE" shall mean the last day of each Offering Period.

    2.18 "PURCHASE PRICE" shall mean an amount equal to 85 % of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date, whichever is lower.

    2.19 "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

    2.20 "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company of a Subsidiary.

    2.21 "TRADING DAY" shall mean a day on which national stock exchanges and NASDAQ are open for trading.

3.  ELIGIBILITY.

    3.1 A person shall become eligible to participate in the Plan on the first Enrollment Date on or after which he or she first meets all of the following requirements; provided, however, that no one shall become eligible to participate in the Plan prior to the Enrollment Date of the first Offering Period provided for in Section 2.13:

        3.1.1 The person's customary period of employment is for more than twenty (20) hours per week;

        3.1.2  The person's customary period of employment is for more than five
(5) months in any calendar year.

    3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5 %) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (under
Section 423 of the Code) of the Company and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    3.3 For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, eligibility to participate in the Plan will be deemed to have terminated on the 91st day of such leave.

4.  OFFERING PERIODS.

    The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on a date designated in advance by the Board, and continuing for six month periods thereafter until terminated in accordance with
Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  PARTICIPATION.

    5.1 An eligible Employee may become a Participant in the Plan by completing a Payroll Participation Form and filing it with the Company's Administration Department (as set forth in Section 20 below) at least fifteen (15) days prior to the applicable Enrollment Date, unless a later time for filing the Payroll Participation Form is set by the Board for all eligible Employees with respect to a given Offering Period.

    5.2 Payroll deductions for a Participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 10 hereof.

6.  PAYROLL DEDUCTIONS.

    6.1 At the time a Participant files his or her Payroll Participation Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant's Compensation during said Offering Period.

    6.2 A Participant shall specify that he or she desires to make contributions to the Plan in whole percentages not less than one percent (1%) and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum percentage as the Board shall establish from time to time.

    6.3 All payroll deductions made for a Participant shall be credited to his or her Account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such Account.

    6.4 A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company (as set forth in Section 20 below) a new Payroll Participation Form authorizing a change in payroll deduction rate. A Participant is limited to making one change during an Offering Period. The change in rate shall be effective with the first full payroll period following fifteen (15) days after the Company's receipt of a new Payroll Participation Form unless the Company elects to process a given change in participation more quickly. A Participant's Payroll Participation Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

    6.5  Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions shall be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250 (85 % of $25,000). Payroll deductions shall recommence at the rate provided in such Participant's Payroll Participation Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

    6.6 At the time the option is exercised, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

7.  OPTION TO PURCHASE COMMON STOCK.

    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12 hereof. Purchase of the Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

8.  PURCHASE OF COMMON STOCK.

    Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in
Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

9.  DELIVERY.

    As promptly as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate for the shares of Common Stock purchased with his or her payroll deductions.

10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

    10.1 A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under the Plan by giving written notice in the form of Exhibit B to this Plan (or such other form as may be provided by the Company) to the Company (as set forth in Section 20 below) no less than 15 days immediately preceding a Purchase Date.

All of the Participant's payroll deductions credited to his or her Account will be paid to such Participant as soon as practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Payroll Participation Form.

    10.2 Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a Participant failing to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account shall be returned to the Participant; or, in the case of death, to the persons entitled thereto under Section 14, and such Participant's option shall be automatically terminated.

11. INTEREST.

    No interest shall accrue on the payroll deductions of a Participant in the Plan.

12. STOCK.

    12.1 The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section
18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    12.2 The Participant will have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased.

    12.3 Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. ADMINISTRATION.

    13.1 ADMINISTRATIVE BODY. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

    13.2 RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection 13.1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

14. DESIGNATION OF BENEFICIARY.

    14.1 A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to a Purchase Date.

    14.2 Such designation of beneficiary may be changed by the Participant at any time by written notice as provided in Section 20 below. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY.

    Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. USE OF FUNDS.

    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. REPORTS.

    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
    SALE.

    18.1 CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

    18.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

    18.3 MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or any equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for his option has been changed to the New Purchase Date and that his option will be exercised automatically on the New Purchase Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19. AMENDMENT OR TERMINATION.

    19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

    19.2 Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

    19.3 The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

20. NOTICES.

    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Company's Chief Financial Officer at the Company's corporate headquarters.

21. CONDITIONS UPON ISSUANCE OF SHARES OF COMMON STOCK.

    Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN.

    22.1 The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 19.

    22.2 Notwithstanding the above, the Plan is expressly made subject (i) to the approval of the shareholders of the Company within 12 months after the date the Plan is adopted and (ii) at its election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming the qualification of the Plan within the meaning of Section 423 of the Code. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted, and if, at the election of the Company a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan's adoption by the Board, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to him or her.

23. ADDITIONAL RESTRICTIONS OF RULE 16B-3.

    The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                   EXHIBIT A

                          METRO ONE TELECOMMUNICATIONS
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           PAYROLL PARTICIPATION FORM

Original Application                           Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.      _______________________________ hereby elects to participate in the
Metro One Telecommunications 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Payroll Participation Form and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Metro One Telecommunications 1999 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (employee and/or spouse only):
--------------------------------------------------

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 1-year and 2-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Payroll Participation Form is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

Name: (Please print)
----------------------------------------------------------
                           (First)         (Middle)        (Last)

Relationship
-----------------------------------------------------------------

Address
---------------------------------------------------------------------

Name: (Please print)
----------------------------------------------------------
                           (First)         (Middle)        (Last)

Relationship
-----------------------------------------------------------------

Address
---------------------------------------------------------------------

Employee's Social Security Number:
---------------------------------------------

Employee's Address:
----------------------------------------------------------

I UNDERSTAND THAT THIS PAYROLL PARTICIPATION FORM SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
                                            ------------------------------------
                                            Signature of Employee

                                            ------------------------------------
                                            Spouse's Signature (If beneficiary other than
                                            spouse)

                                   EXHIBIT B

                          METRO ONE TELECOMMUNICATIONS
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

          The undersigned Participant in the Offering Period of the Metro One Telecommunications 1999 Employee Stock Purchase Plan which began on ___________, 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Payroll Participation Form.

                                          Name and Address of Participant

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                                          Signature

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                                          Date

                      METRO ONE TELECOMMUNICATIONS, INC.
                                  PROXY FORM
                       ANNUAL MEETING OF SHAREHOLDERS
                               JUNE 29, 1999


                  THIS PROXY IS SOLICITED ON BEHALF OF THE
         BOARD OF DIRECTORS OF METRO ONE TELECOMMUNICATIONS, INC.

The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (the "Company"), hereby appoints Timothy A. Timmins and
A. Jean de Grandpre, or either of them, with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:00 p.m. on June 29, 1999, at the Portland Conference Center, 300 N.E. Multnomah Street, Portland, Oregon, or any adjournments or postponements thereof upon the matters listed herein AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                         -  FOLD AND DETACH HERE  -

Please mark your votes as indicated in this example  /X/

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" THE ADOPTION OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN DESCRIBED IN PROPOSAL 2, "FOR" AN AMENDMENT TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN DESCRIBED IN PROPOSAL 3, "FOR" PROPOSAL 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

1. To elect four members to the Company's Board of Directors. Directors nominated are A. Jean de Grandpre, William D. Rutherford, Timothy A. Timmins and James M. Usdan.

FOR / /       Withheld For All / /       For All Except* / /

Except*: _______________________________

2. To approve the adoption of the Company's 1999 Employee Stock Purchase Plan and reserve 150,000 shares of Common Stock for issuance under the Plan.

FOR / /       AGAINST / /       ABSTAIN / /

3.  To approve an amendment to the Company's 1994 Stock Incentive Plan.

FOR / /       AGAINST / /       ABSTAIN / /

4. To approve the selection of Deloitte & Touche LLP as the Company's independent auditors.

FOR / /       AGAINST / /       ABSTAIN / /

I PLAN TO ATTEND THE ANNUAL MEETING. / /

I DO NOT PLAN TO ATTEND THE ANNUAL MEETING. / /

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

Typed or Printed Name(s)_________________________________

Title or authority, If applicable  ______________________

Authorized Signature ____________________________________

Date ___________________________

PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

                          -  FOLD AND DETACH HERE  -